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                                                               Exhibit 99.302



            BID COST VS. PAYMENT MINIMIZATION IN THE PRODUCT SPECIFIC
                  SIMULTANEOUS (PSS) METHOD FOR AS PROCUREMENT



In this report I further elaborate on the formulation of minimizing bid cost solutions vs. payment minimizing solutions. The development is performed in the context of the Product Specific Simultaneous (PSS) approach for procuring ancillary services (AS). I will refer to this approach simply as the "LP" approach as it uses a Linear Program (LP) to simultaneously minimize the total cost of procuring ancillary services in all five auctions (Regulation UP, Regulation DOWN, Spin, Non-Spin and Replacement Reserves). I have developed and presented the formulation of the PSS method in a separate document that is included in the AS Redesign items that have been circulated to the Market Participants (MPs). We have implemented the PSS method using an LP solver. This method is compared with the Sequential method the ISO is currently using for procuring AS. I'll illustrate the comparison of the two methods with a simple example. For convenience I'll use the same example we have used before that involves two services (Regulation and Spin) and four generating units.


EXAMPLE:

ISO Requirements:
ISO Regulation Requirement = 2000 MW,
ISO Spin Requirement = 800 MW

Unit Bids:
Unit 1: 1800 MW Reg. @ $10/MW
Unit 2: 1000 MW Reg. @ $30/MW
Unit 3: 200 MW Reg or Spin @ $20/MW
Unit 4: 800 MW Spin @ $40/MW

The results of the two methods (Sequential auctions and the LP optimization) are shown below:


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

                            Sequential method                           LP solver (PSS method)
                           --------------------                         ----------------------
$/MW            UNIT       REG MW       SPIN MW                         REG MW         SPIN MW
----            ----       ------       -------                         ------         -------
   10            1            1800              0                           1800              0
   30            2               0              0                            200              0
   20            3             200              0                              0            200
   40            4               0            800                              0            600
COSTS                     Reg $        Spin $         Total Unit $      Reg $        Spin $         Total Unit $
                 1           18000              0          18000           18000              0          18000
                 2               0              0              0            6000              0           6000
                 3            4000              0           4000               0           4000           4000
                 4               0          32000          32000               0          24000          24000
ISO Total                                                  54000                                         52000
PAYMENTS                  Reg $        Spin $         Total Unit $      Reg $        Spin $         Total Unit $
                 1           36000                         36000           54000                         54000
                 2               0                             0            6000                          6000
                 3            4000                          4000                           8000           8000
                 4                          32000          32000                          24000          24000
ISO Total                                                  72000                                         92000



The results show that the Sequential auction results in a higher total cost (as reflected by bid offers) but lower total payments by the ISO to the providers of the AS services. IN FACT, THE SEQUENTIAL AUCTION RESULTS COINCIDE WITH THE PAYMENT MINIMIZING SOLUTION FOR THIS EXAMPLE. Since one of the goals of the AS redesign effort has been to figure out approaches that would reduce or minimize the ISO's payments to the AS providers the use of the LP solver that implements the PSS method seems to come into question.

In the following I'll attempt to provide some insights in the workings on the two formulations. Furthermore, I'll provide some arguments related to the AS bidders' incentives to convince you that despite this problem the current cost bid optimization formulation of the PSS method is the preferred approach. Let's examine this specific example in more detail. The only unit that bids in both regulation and spin markets is generating unit 3. We can see that by picking the payment minimizing solution (which in this example coincides with the Sequential method) over the cost minimizing solution (which is represented here by the PSS method), we reduce the payments to unit 3 by half (from $8000 to $4000). This is a DIRECT CONSEQUENCE of unit 3's choice of offering its capacity to both markets. If unit 3 were a rational bidder that makes decisions according to its best interests it would react to this situation by not submitting a bid in the regulation market (which has a lower price) and only bid in the higher priced spin market. In fact, it can be shown that even if unit 3 were to merely remove 1 MW of capacity from the regulation market and offer it exclusively into the spin market, the ISO's total payments would rise from $72000 to $92000 (the same as those in the cost minimizing solution).


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This argument gives credence to the claim that attempts to move away from the cost minimizing solution (i.e., the current PSS formulation) to a payment minimizing solution will result at reduced revenues for flexible bidders. I.e., transition to a payment minimizing approach is done at the cost of the flexible bidders. Such a bidder would choose to react strategically by bidding in the higher priced market TAKING AWAY ANY BENEFITS OF THE PAYMENT MINIMIZING SOLUTION. It is important to evaluate these methods in the context of strategic bidding by taking into account the dynamic and repetitive nature of the auctions in the California markets. In this case, it is very easy to see that it will take only few days for the AS bidders to adjust their behavior and remove all the perceived benefits of any payment minimization formulation. By neglecting the market dynamics and performing a static analysis almost surely we'll come to the wrong conclusion.

What would happen in a pure sequential auction? First, as observed earlier, in this specific example, the payment minimizing solution coincides with the results of the sequential auction. If unit 3 (the only bidder that offers to have its bids carried over from the reg. auction to the spin auction) observes consistently higher prices in the spin market than in the reg market, it would bid only in the spin market.

IT IS PRECISELY THIS BEHAVIOR OF ARBITRAGING BETWEEN THE DIFFERENT AS MARKETS THAT KEEPS THE PRICES IN THE AS MARKET FROM FLUCTUATING IN THE COUNTER-INTUITIVE MANNER. I.E., HAVING CONSISTENTLY PRICES FROM LOWER QUALITY SERVICES (SPIN) HIGHER THAN PRICES FROM HIGHER QUALITY SERVICES (REG). I CLAIM THAT TRANSITIONING TO A PAYMENT MINIMIZING FORMULATION WILL FORCE BIDDERS MAKE SUB-OPTIMAL DECISIONS TO THE DETRIMENT OF THE AS MARKET AND POSSIBLY THEIR OWN REVENUES. THE LP BASED COST MINIMIZING SOLUTION OF THE PSS METHOD MAY OFFER A BETTER ALTERNATIVE TO THIS PROBLEM.

Additionally, the example above appears biased to over-emphasize the payment increase caused by the LP solution. Note that if we allow the option of rolling over unused bids from a superior ancillary service to an inferior ancillary service within the sequential auction structure(1) the results will change. Thus in this example Units 1 and 2 which had bid to sell regulation are eligible to sell spin as well. The results of the modified example are shown below.


-----------------
(1) Some market participants feel that such rolling over of bids should be a natural choice for all rational bidders who want to maximize the capacity selected from their bids. Since there have been at least some instances where such rational behavior has been found to be missing in the bids submitted to the ISO, an alternative (called the rational buyer approach) was proposed where unused bids from one auction are rolled over the next auction.


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MODIFIED EXAMPLE

Reg.Requirement = 2000 MW,          Spin Requirement = 800 MW

Unit 1: 1800 MW Reg or Spin  @ $10/MW
Unit 1: 1000 MW Reg or Spin  @ $30/MW
Unit 3: 200 MW Reg or Spin @ $20/MW
Unit 4: 800 MW Spin @ $40/MW


                          SEQUENTIAL                                       LP
$/MW          UNIT        REG MW      SPIN MW                              REG MW       SPIN MW
----          ----        ------      -------                              ------       -------
  10            1           1800             0                               1800              0
  30            2              0           800                                  0            800
  20            3            200             0                                200              0
  40            4              0             0                                  0              0
COSTS                                              Unit Total $                                       Unit Total $
                1          18000             0            18000             18000              0             18000
                2              0         24000            24000                 0          24000             24000
                3           4000             0             4000              4000              0              4000
                4              0             0                0                 0              0                 0
ISO Total                                                 46000                                              46000
PAYMENTS        1          36000                          36000             36000                            36000
                2              0         24000            24000                 0          24000             24000
                3           4000                           4000              4000                             4000
                4                            0                0                                0                 0
ISO Total                                                 64000                                              64000


However, we observe that in this particular example the LP has more than one solution. An alternative solution with exactly the same total cost of $46,000 involves shifting 800 MW of regulation from unit 1 to unit 2 and 800 MW of spin from unit 2 to unit 1. This raises the total payments to $68,000, which happens to be higher than $64,000.


GENERAL OBSERVATIONS ON THE COST VS. PAYMENT MINIMIZATION DEBATE:


1.) MONOTONICITY:

Any modification of cost minimization approaches to reduce payments runs the danger of giving non-monotonic solutions, i.e. solutions that involve increasing the selected quantities from higher priced bids by passing over lower priced bids. This results in instabilities in pricing. I observed this behavior on a consistent basis in the context of developing the PX energy auction during the WEPEX process by using a centralized optimization method that minimizes the payments paid by the consumers. Results from minimizing payments in an energy auction

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are included in an IEEE paper we published in 1997. I sent you this paper last month. For convenience, I am also attaching it in this email. While this is certainly undesirable for dispatching in the energy market, its consequences may not be as severe in the ancillary services market. Further investigation is required to study this problem in more detail.

2.) CONVEXITY:

It is my impression that for some convex problems under some mild assumptions, the cost minimizing solution is also a payment minimizing solution. Is this really true in the general case? Certainly not. However, I am not sure what source of non-convexity cause the biggest problem. Further investigation is required to study this problem in more detail.

3.)  COMPLEXITY

The payment minimization formulation requires the solution of a non-linear problem. I have provided the basic formulation of such a solution in a separate email I sent you last month. An alternative formulation for solving this very difficult non-linear problem is also attached in this email. Implementation details need to be worked out, but obviously a major implementation effort is needed to implement such a method. On the contrary, the LP solver that implements the current version of the PSS method is straightforward and easy to understand.